EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-74596,  333-96261, and 333-98699) of our report dated March 28, 2009 relating to the financial statements of International Fuel Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 30, 2009